Execution Version

AMENDMENT NO. 11 AND CONSENT NO. 6 to CREDIT AGREEMENT

AMENDMENT NO. 11 AND CONSENT NO. 6 (this “Amendment”), dated as of December 7, 2023, to the Credit Agreement, dated as of September 24, 2015, among each trust listed on Schedule 2 to the Credit Agreement (defined below), the Banks and other lending institutions party, and State Street Bank and Trust Company, as Agent (in such capacity the “Agent”), as amended, supplemented or otherwise modified by Joinder Agreement No. 1, dated as of August 29, 2016, Letter Agreement, dated as of August 29, 2016, Amendment No. 1 to Credit Agreement, dated as of September 22, 2016, Notice Letter, dated October 5, 2016, Notice Letter, dated February 22, 2017, Notice Letter, dated April 19, 2017, Amendment No. 2 to Credit Agreement, dated as of September 21, 2017, Amendment No. 3 to Credit Agreement, dated as of September 20, 2018, Consent No. 1, dated as of November 30, 2018, Notice Letter, dated May 31, 2019, Consent No. 2, dated as of June 24, 2019, Amendment No. 4 to Credit Agreement, dated as of September 19, 2019, Amendment No. 5 to Credit Agreement, dated as of October 18, 2019, and Amendment No. 6 to Credit Agreement and Consent No. 3, dated as of August 27, 2020, Amendment No. 7 to Credit Agreement, dated as of October 16, 2020, Consent No. 4, dated as of March 30, 2021, Amendment No. 8, dated as of October 15, 2021, Consent No. 5, dated as of July 1, 2022, Amendment No. 9, dated as of October 14, 2022, and Amendment No. 10, dated as of May 2, 2023 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).

RECITALS

I.       Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.       Reference is made to the Proxy Statement, dated August 15, 2023 (the “Putnam Proxy”), with respect to each Company and each such Company’s Related Funds.

III.       On May 31, 2023, Great-West Lifeco Inc. ("Great-West Lifeco"), the indirect parent company of the Investment Adviser, entered into a definitive purchase agreement with Franklin Resources, Inc. ("FRI" and, together with its subsidiaries, "Franklin Templeton") and a subsidiary of FRI for the subsidiary to acquire Putnam U.S. Holdings I, LLC (“Putnam Holdings”) from Great-West Lifeco (the "Transaction"). Putnam Holdings is the parent company of the Investment Adviser.

III.       The Transaction will result in the Investment Adviser no longer being a Control Affiliate of Great-West Lifeco in contravention of Section 6.01(l) of the Credit Agreement (the “Change of Control Event of Default”).

IV.       Additionally, in accordance with the Investment Company Act, the Transaction will result in the automatic termination of the investment management agreement(s) between the Investment Adviser and the Borrowers. Such termination will require the Investment Adviser to enter into either (a) a new investment management agreement with the Borrowers in the form approved by shareholders of each such Borrower or (b) to the extent permitted by Applicable Law, an interim investment management agreement (in either case, a “Replacement Investment Management Agreement”).

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V.       Each Borrower has requested a consent under the Credit Agreement with respect to the Change of Control Event of Default upon the terms and conditions herein contained, and each Bank has agreed thereto upon the terms and conditions herein contained.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Notwithstanding anything to the contrary contained in Section 6.01(l) of the Credit Agreement, the Agent and the Required Banks hereby consent to the Change of Control Event of Default, provided that (a) each Replacement Investment Management Agreement shall have become effective immediately upon the consummation of the Transaction, (b) no more than five (5) Domestic Business Days (or such longer period as the Agent may in its sole discretion agree) after the consummation of the Transaction, the Agent shall have received a certificate of the Clerk, Secretary, or Assistant Secretary of each Borrower certifying a true and complete copy of each such Replacement Investment Management Agreement, as in effect on the date of such certificate, and (c) if such initial Replacement Investment Management Agreement is an interim investment management agreement, no more than five (5) Domestic Business Days (or such longer period as the Agent may in its sole discretion agree) after such interim investment management agreement is replaced with a Replacement Investment Management Agreement approved by shareholders in accordance with the Putnam Proxy, the Agent shall have received a certificate of the Clerk, Secretary, or Assistant Secretary of the applicable Borrower certifying a true and complete copy of such Replacement Investment Management Agreement.

2.                  Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined term in its appropriate alphabetical order:

“Acquisition Effective Date” means the date, if any, upon which the Putnam Holdings Acquisition becomes effective.

“Putnam Holdings Acquisition” means the acquisition of Putnam Holdings I, LLC by a subsidiary of Franklin Resources, Inc. in accordance with the Proxy Statement of certain of the Borrowers filed with the SEC on August 15, 2023.

3.                  Section 6.01(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(l)                 the Investment Adviser shall fail to be (a) prior to the Acquisition Effective Date, a Control Affiliate of Great-West Lifeco Inc., and (b) on or after the Acquisition Effective Date, a Control Affiliate of Franklin Resources, Inc., in each case without the consent of the Agent and the Required Banks, each in its or their sole and absolute discretion; or

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4.                  Paragraphs 1 through 3 of this Amendment shall not be effective until each of the following conditions shall have been satisfied (the date on which all such conditions are satisfied, the “Amendment Effective Date”):

(a)                the Agent shall have received from each Borrower and Required Banks either (i) a counterpart of this Amendment executed on behalf of such party, or (ii) written evidence satisfactory to the Agent (which may include facsimile or electronic mail transmission of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b)               the Agent shall have received from each Borrower a signed certificate from the Clerk, Secretary or Assistant Secretary (or other officer acceptable to the Agent) of such Borrower, dated the Amendment Effective Date, in all respects satisfactory to the Agent, (i) certifying as to the incumbency of authorized persons of each Borrower executing this Amendment and (ii) certifying that such Borrower’s Charter Documents have not been amended, supplemented or otherwise modified since May 2, 2023 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c)                the Agent shall have received such information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(d)               the Agent shall have received all out-of-pocket expenses incurred by the Agent (including, without limitation, reasonable legal fees and disbursements of counsel to the Agent) in connection herewith.

5.                  Each Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation, and (ii) it shall not exercise any setoff or offset to any such obligation, and (b)(1) represents and warrants that, as of the Amendment Effective Date (after giving effect to this Amendment), no Default has occurred and is continuing, and (2) the representations and warranties by such Borrower contained in the Credit Agreement and the other Loan Documents to which it is or is becoming a party are true on and as of the Amendment Effective Date (after giving effect to this Amendment) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

6.                  In all other respects, the Loan Documents shall remain in full force and effect, and no consent, amendment, supplement or other modification in respect of any term or condition of any Loan Document shall be deemed to be a consent, amendment, supplement or other modification in respect of any other term or condition contained in any Loan Document.

7.                  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart executed and delivered by the party to be charged. Delivery of an executed counterpart of a signature page of this

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Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent or any Bank to accept electronic signatures in any form or format without its prior written consent. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

8.                  A copy of the Agreement and Declaration of Trust of each Company, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations under this Amendment and the Credit Agreement of any such Company shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of such Company personally, but bind only the trust property of such Company. Furthermore, notice is given that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of this Amendment and the Credit Agreement are several and not joint and are binding only on the assets or property of each Fund with respect to its obligations. In the case of each Fund, the execution and delivery of this Amendment on its behalf has been authorized by its trustees, and this Amendment has been executed and delivered by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall only bind the trust property of each Fund.

9.                  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

EACH TRUST LISTED AS A COMPANY ON SCHEDULE 2 OF THE CREDIT AGREEMENT

By: /s/ Stephen J. Tate

Name: Stephen J. Tate

Title: Vice President and Chief Legal Officer

Putnam Funds Amendment No. 11 and Consent No. 6 Signature Page

STATE STREET BANK AND TRUST COMPANY, as Agent and as a Bank

By: /s/ Christopher Ducar

Name: Christopher Ducar

Title: Vice President

Putnam Funds Amendment No. 11 and Consent No. 6 Signature Page

JPMORGAN CHASE BANK, N.A., as a Bank

By: /s/ Thomas Sztaba

Name: Thomas Sztaba

Title: Vice President

Putnam Funds Amendment No. 11 and Consent No. 6 Signature Page